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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549
                                   FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                 October 22, 1997
Commission File Number                                                   1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                 Delaware
I.R.S. Employer Identification No.                                   87-6118148
Address of principal executive offices            79 South Main, P.O. Box 30006
                                                           Salt Lake City, Utah
Zip Code                                                             84130-0006
Registrant's telephone number, including area code               (801) 246-5706


Item 5.  Other Information

On October 20, 1997, First Security Corporation (FSCO) issued a press release announcing that FSCO has signed a definitive agreement to acquire Rio Grande Bancshares, Inc. and its subsidiaries First National Bank of Dona Ana County and First National Bank of Chaves County, a copy of which is attached to this report as Exhibit A.


SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

[SIGNED]                                                  October 22, 1997
_______________________________________________________   ____________________
Scott C. Ulbrich                                          (Date)
Executive Vice President, Finance and Capital Markets
  and Chief Financial Officer
(Principal Financial and Accounting Officer)



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EXHIBIT A
FIRST SECURITY NEWS
FOR RELEASE AT 5 P.M. MDT                                 Contact: Scott Nelson
October 20, 1997                                                 (801) 246-5603


          FIRST SECURITY TO ACQUIRE $400 MILLION RIO GRANDE BANCSHARES

   SALT LAKE CITY -- First Security New Mexico announced today that First Security Corporation has signed a definitive agreement to acquire Rio Grande Bancshares, Inc. and its subsidiaries First National Bank of Dona Ana County and First National Bank of Chaves County.
   The holding company, Rio Grande Bancshares, had year-end 1996 assets of $407 million and equity of $44.6 million. The company has a diversified portfolio of loans and deposits. Rio Grande has been in business in southern New Mexico for more than 90 years and its banks have 10 branches in Dona Ana County and one in Chaves County.
   The merger is expected to be closed during the first quarter of 1998, though terms of the agreement will not be disclosed.
   "We are extremely pleased with this pending merger," said Scott Nelson, First Security Corporation executive vice president. "The addition of the offices and customers of First National Bank of Dona Ana County and First National Bank of Chaves County will expand the reach of our financial services in the state and will build upon First Security's long-standing commitment to New Mexico.
   "The organization's management and owners are well respected, and its employees are committed to customer service and the betterment of the New Mexico communities in which they do business. Their values are consistent with the values that drive First Security's operations."
   "This partnership will be beneficial for the residents and businesses of southern New Mexico," said Ben H. Haines Jr., president and chief executive officer of First National Bank and member of the Rio Grande Bancshares board of directors. "First Security has the same customer-driven focus as our organization, and we're excited about the benefits that will be provided to our customers. Our branches will maintain or improve their already quick turnaround on loan decisions. And, after the merger, there will be a greater selection of products and services to choose from, as well as more convenient banking."
   First Security Corporation is enjoying the most successful year in its 70-year history, and during the 1990's has increased net income by an annual compounded growth rate of more than 35%. First Security is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is the oldest multistate banking holding company in the United States.

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